UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/30/2013

Stereotaxis, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50884

Delaware	94-3120386
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, MO 63108
(Address of principal executive offices, including zip code)

314-678-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On August 30, 2013, Stereotaxis, Inc. (the "Company") and a wholly owned subsidiary of the Company (the "Subsidiary", and together with the Company, the "Borrower") entered into an Eighth Loan Modification Agreement (Domestic) with Silicon Valley Bank (the "Bank") ("Modification Agreement"), further amending the terms of that certain Second Amended and Restated Loan and Security Agreement (Domestic) dated November 30, 2011, as amended (the "Amended Loan Agreement"), to extend the maturity of the revolving line of credit under the Amended Loan Agreement from August 31, 2013 to March 31, 2014. In addition, the Bank and the Borrower agreed to a reduction in the amount of available advances under the revolving credit line from $6.0 million to $3.0 million, the elimination of the $3.0 million sublimit guaranteed by Alafi Capital Company and an affiliate of Sanderling Ventures Partners (the "Lenders"), and release of the guarantees by the Lenders in favor of the Bank. The Modification Agreement also provides for elimination of the prepayment premium for prepayment of the term loan under the Amended Loan Agreement, as well as modification of the financial covenants under the Amended Loan Agreement to (a) eliminate the minimum tangible net worth covenant, (b) substitute in lieu thereof an EBITDA test, requiring the Company to maintain a minimum EBITDA of no less than (no worse than) (i) negative $4.0 million for the trailing three-month period ending September 30, 2013 and (ii) negative $3.0 million for the trailing three-month period ending December 31, 2013, in each case tested quarterly on a trailing three month basis, and (c) revise the liquidity ratio covenant to require the Company to maintain a liquidity ratio of greater than 2:1, excluding certain short term advances from the calculation.
On August 30, 2013, the Company and the Subsidiary also entered into an Export-Import Bank Seventh Loan Modification Agreement with the Bank ("the Ex-Im Modification Agreement") to extend the maturity date of the revolving line of credit under that certain Amended and Restated Export-Import Bank Loan and Security Agreement dated November 30, 2011, as amended, from August 31, 2013 to March 31, 2014.
The foregoing descriptions of the Modification Agreement and the Ex-Im Modification Agreement are qualified in their entirety by reference to the full text of the agreements, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 is incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure

On September 3, 2013, the Company issued a press release (the "Press Release") announcing that the Company and Silicon Valley Bank entered into an Eighth Loan Modification Agreement (Domestic) on August 30, 2013, providing for the extension of the maturity of the Company's revolving line of credit with the Bank from August 31, 2013 to March 31, 2014. A copy of the Press Release is being filed as Exhibit 99.1 hereto, and the statements contained therein are incorporated by reference herein.

Forward Looking Statements and Additional Information

Statements are made herein or incorporated herein that are "forward-looking statements" as defined by the Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical fact, included or incorporated herein that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are not guarantees of future events or the Company's future performance and are subject to risks, uncertainties and other important factors that could cause events or the Company's actual performance or achievements to be materially different that those projected by the Company. For a full discussion of these risks, uncertainties and factors, the Company encourages you to read its documents on file with the SEC. Except as required by law, the Company does not intend to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

The information furnished in this Item 7.01 (including the Press Release attached as Exhibit 99.1) is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing. In addition, this report (including the Press Release attached as Exhibit 99.1) shall not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely as a requirement of this Item.

Item 8.01.    Other Events

Following the recent transactions reported by the Company on its Form 10-Q, as amended, for the period ended June 30, 2013, and on its Current Reports on Form 8-K filed on August 8, 2013, and August 19, 2013, as of August 29, 2013, the Company had 15,922,543 shares of common stock, par value $0.001, outstanding, and warrants to purchase an aggregate of 3,021,302 additional shares of common stock at a weighted average exercise price of $14.41.

Item 9.01.    Financial Statements and Exhibits

(a)        Not applicable
(b)        Not applicable
(c)        Not applicable
(d)        Exhibits:
10.1        Eighth Loan Modification Agreement (Domestic), dated August 30, 2013, between Silicon      Valley Bank, the Company and Stereotaxis International, Inc.
10.2        Export-Import Bank Seventh Loan Modification Agreement, dated August 30, 2013, between   Silicon Valley Bank, the Company and Stereotaxis International, Inc.
99.1        Press Release dated September 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stereotaxis, Inc.

Date: September 03, 2013	By:	/s/ Karen Witte Duros
Karen Witte Duros
Sr. Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Eighth Loan Modification Agreement (Domestic), dated August 30, 2013, between Silicon Valley Bank, the Company and Stereotaxis, International, Inc.
EX-10.2	Export-Import Bank Seventh Loan Modification Agreement, dated August 30, 2013 between Silicon Valley Bank, the Company and Stereotaxis International, Inc.
EX-99.1	Press Release dated September 3, 2013.